Exhibit 10.11                                                Laurel Springs II


                               EXCHANGE AGREEMENT

                                  by and among

                        BNP Residential Properties, Inc.,

                 BNP Residential Properties Limited Partnership,

                                       and

                            the Contributing Parties

                                  listed herein

                                   Dated as of

                                December 7, 2004

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                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (the "Agreement") is made as of the 7th day of December, 2004, by and among BNP Residential Properties, Inc., a Maryland corporation (the "REIT"), BNP Residential Properties Limited Partnership, a Delaware limited partnership ("BNP"), Laurel Springs II, LLC (the "Company"), and Brian D. Shugart and Family Homes, LLC (each a "Contributor" and collectively the "Contributors").

         WHEREAS, BNP is a Delaware limited partnership having the REIT as its sole general partner, and the REIT has elected to be qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company owns certain real property located in High Point, North Carolina; and

         WHEREAS, BNP desires to acquire from each Contributor, and each Contributor desires to transfer to BNP, on the terms and conditions set forth herein, all interests in the Company owned by such Contributor as set forth in Schedule A and any other direct or indirect equity interests such Contributor may have, whether now owned or hereinafter acquired, in the Company or the Property (as defined below and described on Schedule B attached hereto) (a "Company Interest"); and

         WHEREAS, pursuant to the terms hereof, BNP and the Company desire to combine their respective businesses subject to the terms, conditions, provisions and limitations of this Agreement.

          NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

           The following capitalized terms shall have the following meanings for all purposes of this Agreement and such meanings are equally applicable to the singular and plural forms of the terms defined. The terms "hereof," "herein," "hereunder," and comparable terms refer to the entire agreement with respect to which terms are used and not to any particular section, subsection, paragraph or other subdivision thereof.

"Actual Knowledge" for the purposes of this Agreement shall mean information which is known to an individual or, as to any entity, to the officers, general partners or managers of such entity without the requirement of additional inquiry unless such persons are aware of facts or circumstances which would lead reasonable persons to make or conduct additional inquiry.

"Affiliate" means, as to any Person (as defined below), each of the Persons (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the


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equity interest) of such Person; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting stock, by contract, by close family relationships (i.e., parent, spouse, child or sibling) or otherwise.

"BNP Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of BNP Residential Properties Limited Partnership dated December 1, 1997, as amended through the date hereof, including the amendment to issue additional Units to the Contributors, as well as other amendments from the date hereof until the Closing made by BNP in the ordinary course of business.

"Company Financial Statements" means the periodic income statement and balance sheets provided to BNP (including the schedules attached thereto) for the Company, and specifically excludes any forecasts and projections.

"Contributing Parties" means collectively Contributors and the Company, without duplication.

"Environmental Law" means any and all federal, state and local laws, regulations, ordinances and other requirements relating to pollution or protection of the environment, including, without limitation, laws, regulations and requirements relating to the ownership, possession, storage and control of the Property and to emissions, discharges, releases or threatened releases of storm water, pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes. The Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Improvements" means all buildings, structures, streets, furnishings, parking lots, landscaping, walls, ponds, culverts, fixtures, utilities, fences, driveways, loading docks, security systems and other physical features constructed or assembled on, at, upon or beneath the Property (whether finished or unfinished).

"Indebtedness" means, without duplication, any obligations for borrowed money and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due or payable to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and whether matured or unmatured. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes the following: (a) all obligations or liabilities of any Person that are secured by any Lien, claim, encumbrance or security interest upon property; (b) all obligations or liabilities created or arising under any capital lease of real or personal property, or conditional sale or other title retention agreement with respect to property, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (c) all unfunded pension fund, employee medical or welfare obligations and liabilities;
(d) deferred taxes; and (e) all obligations under any

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indemnification agreements, guaranty agreements, letters of credit or other documents creating such contingent liabilities.

"Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease consignment or bailment for security purposes. The term Lien shall include reservations, exceptions, defects of any kind or nature, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

"Outstanding Company Debt Financing" means the Indebtedness of the Company as described on Schedule 3.1(a)(i) attached hereto including any indemnifications and guarantees related thereto, which maximum principal amount outstanding as of the Closing Date shall not exceed Five Million Seven Hundred Thousand Dollars ($5,700,000). This stated maximum debt amount shall be comprised of principal only, and shall not include accrued but unpaid interest, which amounts shall be satisfied by the Company and/or the Contributors at or prior to Closing.

"Permitted Lien" means (i) liens for 2004 ad valorem taxes not yet due and payable; (ii) restrictions, easements, covenants, reservations and rights of way of record as do not detract from the value or interfere with the present use of a parcel of property; (iii) zoning ordinances, restrictions and other requirements imposed by governmental authority as do not detract from the value or interfere with the present use of a parcel of property; and (iv) such imperfections of title, liens and encumbrances, if any, as do not detract from the value or interfere with the present use of a parcel of property and which do not secure obligations for borrowed money or the deferred purchase price of property.

"Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

"Property" shall mean the real property together with any Improvements thereon and all tangible personal property (including, without limitation, books and records, furniture, equipment and machinery), intangible assets (including, without limitation, all guaranties, warranties, plans, specifications, engineering drawings, non-proprietary software and databases, tenant lists, marketing materials, signage (on-site and off-site), goodwill, transferable licenses, permits, certificates of occupancy and other approvals, all copyrights, logos, designs, trademarks and tradenames and all other intellectual property), and rights, privileges and interests appurtenant thereto owned by the Company as more particularly described on the Descriptive Property Exhibit attached hereto at Schedule B.

"Unit" means a Common Partnership Unit as such term is defined in the BNP Partnership Agreement.

In addition, the terms set forth below shall have the meanings ascribed thereto on the referenced pages.

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Term                                             Page


Act..................................................21
Ancillary Documents..................................28
Authorizations.......................................24
Blue Sky Laws........................................21
BNP Reports..........................................23
Claim................................................29
Closing...............................................6
Closing Date..........................................5
Closing Documents.....................................6
Code..................................................2
Contracts............................................16
Contribution Price....................................8
Contributors' Representative..........................9
Development Property.................................11
Environmental Assessments............................17
Existing Operating Agreements........................19
Holdback Amount.......................................8
Indemnified Party....................................30
Indemnifying Party...................................30
Investigation Period.................................25
Leases...............................................15
Management and Leasing Agreements....................19
Non-Complying Contributor............................28
Other Properties.....................................25
Post-Closing Adjustment Period........................9
Records..............................................26
Registration Rights Agreement.........................6
Schedule of Leases...................................15
SEC..................................................12
Tax Claim............................................29


                                   ARTICLE II
                          THE TRANSACTIONS AND CLOSING

         2.1 General; Consideration. Subject to the terms, conditions, provisions and limitations in this Agreement, on the date of the Closing (the "Closing Date") the parties shall cause the transactions contemplated hereby to be consummated, including, but not limited to:

                  (a) The contributions of the Contributors' Interests to BNP, free and clear of Liens other than Permitted Liens, in exchange for that aggregate number of Units determined by dividing the Contribution Price (as determined under Article III herein) by 13.50 (each Unit having a value of $13.50), with such Units being payable on the dates set forth in Section 3.1 and allocated among the Contributors as provided in Schedule A; and

                  (b) The termination of the operating agreement of the Company so that the Company will be governed by the default provisions of the North Carolina Limited Liability Company Act.

         2.2 Distribution on Units. For the first fiscal quarter of BNP ending after the date of Closing, partnership distributions attributable to such quarter payable by BNP to a Contributor with respect to the Units issued hereby at the Closing pursuant to Section 5.1 of the BNP Partnership Agreement shall be prorated to take into account the period of time during such quarter that such Units were outstanding. The distributions with respect to such Units for such quarter shall equal that portion of a full quarterly distribution otherwise attributable to Units outstanding for the entire quarter determined by multiplying the amount of such full distribution by a fraction the numerator of which is the number of days during such quarter that the Units issued hereby are outstanding and the denominator of which is the number of days in such quarter. In the event that the Contributor receives a full cash distribution for such period, it shall reimburse BNP the prorated portion of such distribution within five (5) days of receipt. With regard to the Units issued to Contributors on the first anniversary of the Closing Date pursuant to Section 3.1(b) hereof, the partnership distributions attributable to the first fiscal quarter of BNP ending after the date of such issuance shall be

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similarly prorated in accordance with the provisions of this Section 2.2 to take into account the period of time during such quarter that such Units were outstanding.

         2.3 Market Price Fluctuation. EACH OF THE CONTRIBUTORS AND BNP ACKNOWLEDGES AND AGREES THAT AFTER THE EXECUTION OF THIS AGREEMENT, THE MARKET VALUE OF THE REIT COMMON STOCK WHICH IS CURRENTLY OUTSTANDING MAY INCREASE OR DECREASE IN VALUE AS THE RESULT OF MARKET FLUCTUATIONS, AND THAT ANY SUCH FLUCTUATIONS MAY AFFECT THE VALUE OF THE UNITS. NOTWITHSTANDING THESE FLUCTUATIONS, BNP WILL NOT BE REQUIRED TO INCREASE THE NUMBER OF UNITS TO BE ISSUED TO ANY CONTRIBUTOR IN THE EVENT OF A DECREASE IN THE MARKET VALUE OF THE REIT COMMON STOCK PRIOR TO THE CLOSING. LIKEWISE, EACH CONTRIBUTOR WHOSE PURCHASE PRICE IS BEING PAID IN UNITS WILL BE ENTITLED TO THAT NUMBER OF UNITS SET FORTH IN THIS AGREEMENT NOTWITHSTANDING ANY INCREASE IN VALUE OF THE REIT COMMON STOCK PRIOR TO THE CLOSING.

         2.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Alston & Bird LLP, Raleigh, North Carolina or such other place as the parties may agree on or before March 31, 2005.

         2.5 Documents to be Delivered at Closing by the Contributing Parties.

                  (a) At the Closing, each Contributor shall deliver to BNP in addition to any other documents mentioned elsewhere herein, the following (collectively, the "Closing Documents"):

                           (i) Duly executed Assignments of Interest, which assignments shall be in a form as attached at Schedule C and shall contain a warranty of title that such Contributor owns such Contributor's Interests free and clear of all encumbrances;

                           (ii) Any other documents reasonably necessary to assign, transfer and convey such Contributor's Interests and effectuate the transactions contemplated hereby, including quit claim or limited warranty deeds for the Property;

                           (iii) A certified copy of all appropriate corporate, limited liability company or partnership actions authorizing the execution, delivery and performance by each Contributor that is not an individual of this Agreement, the Closing Documents, and the Ancillary Documents;

                           (iv) The Registration Rights Agreement being entered into in connection with the transactions contemplated by this Agreement (the "Registration Rights Agreement") duly executed by such Contributor; and

                           (v) An opinion from counsel for the Company and Family Homes LLC in form and content reasonably acceptable to BNP substantially to the effect that each of the


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         Company and Family Homes, LLC is duly organized, validly existing and in good standing under the laws of the state of its organization, has all applicable power and authority to enter into, deliver and perform this Agreement, the Closing Documents and the Ancillary Documents, the execution, delivery and performance of which Agreement, Closing Documents and Ancillary Documents, and the transactions contemplated hereby and thereby, do not and will not constitute a breach or a violation of the operating agreement of the Company or Family Homes, LLC, as applicable; and that all applicable action necessary for the Company and Family Homes, LLC to execute and deliver this Agreement, the Closing Documents and the Ancillary Documents has been taken and that the same have been validly executed and delivered and are the valid and binding obligations of the Company and Family Homes, LLC enforceable against it, subject to creditors rights and other normal and customary exceptions, in accordance with their terms.

                  (b) At Closing, the Company shall deliver to BNP, in addition to any other documents mentioned elsewhere herein, the following:

                           (i) Any affidavit required by the title company to remove the standard printed exceptions from the title policy and the loan policy other than exceptions relating to the Outstanding Company Debt Financing.

                           (ii) A certified copy of all appropriate limited liability company actions authorizing the execution, delivery and performance by the Company of this Agreement, the Closing Documents, and the Ancillary Documents.

                           (ii) Such other documents as may be reasonably required to close the transactions contemplated by this Agreement.

         2.6 Documents Required to be Delivered at Closing by BNP and the REIT. BNP and the REIT shall deliver to the Contributors at the Closing, the following:

                  (i) A copy of the BNP Partnership Agreement duly certified by the REIT as true, complete and correct.

                  (ii) An amendment to the BNP Partnership Agreement, duly executed by the REIT and all other necessary parties, to evidence the issuance of the Units to the Contributors at the Closing pursuant to
         Section 2.1.

                  (iii) A settlement statement with respect to the Closing, duly executed by BNP.

                  (iv) The Registration Rights Agreement duly executed by the REIT.

                  (v) Such other documents and instruments as may be reasonably necessary to consummate the transactions with the Contributing Parties under this Agreement.

                                   ARTICLE III
                       CONTRIBUTION PRICE AND ADJUSTMENTS

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         3.1 Contribution Price. The contribution price ("Contribution Price")
for the Property shall be as follows:

                 (a) Closing Consideration. At the Closing, BNP shall issue the number of Units determined pursuant to Section 2.1(a) herein having an aggregate value of Seven Million Ninety Thousand Dollars ($7,090,000.00), subject to increase or decrease by the adjustments in Section 3.2 below, but less the following amounts:

                          (i) the amount of the Outstanding Company Debt
Financing as of the Closing Date;

                          (ii) all accrued but unpaid interest under the Outstanding Company Debt Financing as of the Closing Date;

                          (iii) any charges or fees associated with property transfer and documentary taxes and all other costs related to the transfer of the Property, all of which shall be paid by the Contributing Parties and shall be a reduction in the Contribution Price; and

                           (iv) $500,000 (the "Holdback Amount").

                  (b) Holdback Units. On the first anniversary of the Closing Date, BNP shall issue 37,037 Units, which is calculated by dividing the Holdback Amount by the Unit value of $13.50 per Unit. Of these total 37,037 Units, Brian
D. Shugart shall receive 18,518 Units and Family Homes, LLC shall receive 18,519 Units.

         3.2 Additional Closing Adjustments.

                  (a) Generally. All real estate taxes, charges and assessments affecting the Property, all charges for water, sewer, electricity, gas and all other utilities and operating expenses with respect to the Property, to the extent not paid or payable by tenants under the Leases (as defined in Section
5.6 below), shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing. All such expenses for the period preceding the Closing shall be deemed expenses of the applicable Contributors and all such expenses commencing as of the Closing with respect to the Property shall be deemed to be expenses of BNP. Amounts owed under this paragraph shall be paid to the party to whom they are owed in cash at the Closing or in the Post-Closing Adjustment Period (as defined below) in the same manner as if the underlying real property were being sold. If any real estate taxes, charges or assessments have not been finally assessed as of the Closing Date for the then current calendar tax year, they shall be adjusted at the Closing based upon the greater of (i) the most recently issued bills therefor or (ii) the best reasonable estimate therefor after consultations with the appropriate taxing officials.

                  (b) Rent. Except for delinquent rent, all rent under the Company's Leases and other income attributable to the Property shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing. All such rent and other income, including commissions earned, for the period preceding the Closing shall be deemed to be property of the



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applicable Contributors, and all rent and other income for any period commencing as of the Closing and thereafter shall be the property of BNP for the purpose of making the adjustments set forth herein. Amounts owed under this paragraph shall be paid to the party to whom they are owed in cash at the Closing or during the Post-Closing Adjustment Period. Delinquent rent shall not be prorated, but shall be deemed the property of the Contributors. Payments received by BNP from tenants of the Property from and after the Closing with respect to the Property shall be applied first to rents and other amounts then due BNP from such tenant and then to such tenant's delinquent rent as of the time of apportionment. BNP shall use reasonable efforts to collect delinquent rents for the benefit of the Contributors but in no event shall be obligated to evict or sue any tenants in order to collect such rents and shall cooperate with the Contributors in the collection of any delinquent amounts; provided, however, that the Contributors shall not have any rights to evict such tenants for such delinquent amounts. Any amounts received by Contributors on account of rent or other income for the period after the Closing with respect to the Property and the related personal property shall be turned over to BNP for application in accordance with the terms of this paragraph. All accounts receivable, notes, cash and bank accounts of the Company existing as of the Closing Date shall be transferred at Closing to the appropriate Contributors, other than the remaining balance of any escrow accounts for tenant improvements and lease commissions held by the Company, the amount necessary to pay prorations of taxes, security deposits and amounts which belong to BNP after making the closing adjustments for rent and operating expenses.

                  (c) Preclosing Expenses and Liabilities. The parties acknowledge that not all invoices for expenses incurred with respect to the Property prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the prorations referred to above will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with the provisions hereof within 60 days or such other agreed upon period of time following Closing (the "Post-Closing Adjustment Period"). Upon receipt by BNP after Closing of an invoice for the Property's operating expenses which are attributable in whole or in part to a period prior to the Closing and which were not apportioned at Closing, BNP shall submit to Grover F. Shugart, Jr., as agent for the Contributors ("Contributors' Representative"), a copy of such invoice with such additional supporting information as Contributors' Representative shall reasonably request. Within 10 days of receipt of such copy, each of the Contributors shall pay to BNP their pro rata share of an amount equal to the portion of such invoice attributable to the period ending as of midnight on the date immediately preceding the Closing apportioned on a per diem basis.

                  (d) Security Deposits/Tenant Inducements. With respect to the Property to be acquired at Closing, the Company shall pay to BNP in cash at Closing an amount equal to the sum of (i) the security and other deposits, if any, which the Company is holding pursuant to the Leases, and (ii) any other deposits or advances received by the Company relating to services yet to be provided by the Company, including, without limitation, any prepaid laundry contract fees, redecoration costs and pet fees.

                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

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         4.1 Operation of Business. After making adequate provisions for all prorations contemplated herein, the Company may make cash distributions of all cash on hand immediately prior to the Closing and may otherwise only distribute all claims or other evidences of money owed to them, it being understood that, except as otherwise provided herein, no claims, accounts receivable, notes receivable or other rights to payment of the Company shall remain assets of the Company, as the case may be, as of the Closing Date. BNP and the Contributors agree to use their reasonable efforts to reconcile prorations and other closing adjustments within the Post-Closing Adjustment Period.

         4.2 No Brokers. Each of the Contributing Parties covenants, represents and warrants to BNP that, no broker or finder or agent has been involved or engaged by it in connection with the transactions contemplated hereby and, each hereby agrees to indemnify and hold harmless BNP from and against any and all broker's or finder's fees, commissions or similar charges incurred or alleged to have been incurred by the Contributors in connection with the transactions contemplated hereby and any and all loss, liability, cost or expense (including without limitation reasonable fees of counsel satisfactory to BNP) arising out of any claim that the indemnifying party incurred any such fees, commissions or charges.

         4.3 Lock-Up. The Units received hereby may not be disposed of during the applicable Lock-up Period (as defined in the Registration Rights Agreement), except that a Contributor:

                  (i) who is a natural person may dispose of Units to his spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust or family partnership in which such family members or such Contributor retain the entire beneficial interest;

                  (ii) that is a limited liability company may dispose of Units to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Contributor or by a Person or Persons that directly or indirectly wholly owns and controls such Contributor;

                  (iii) may dispose of Units on his death to such Contributor's estate, executor, administrator or personal representative or to such Contributor's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

                  (iv) may dispose of Units as a bona fide gift; and

                  (v) may dispose of Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

provided, however, that in the case of any transfer of Units pursuant to clauses
(i), (ii), (iv) and (v), the transferee or transferees shall each be an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. In the event any Contributor disposes of Units as described in this paragraph, such Units shall remain subject to this lock-up provision and, as a condition of the validity of such disposition, the transferee (and any transferee who acquires Units

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from a pledgee upon foreclosure) shall be required to agree in writing to similar lock-up provisions as set forth herein.

         4.4 Section 754 Elections. Each of the Contributors and the Company agree (i) to cause an election under Section 754 of the Code to be included in the closing federal partnership tax returns of the Company indicating BNP as a partner; (ii) to prepare, at their expense, and timely file closing partnership tax returns for the period ending on the Closing Date for the Company; and (iii) to present such tax returns to BNP for its approval, which shall not be unreasonably withheld, sufficiently in advance of the filing of such returns.

         4.5 Agent of Contributing Parties. Each of the Contributing Parties hereby irrevocably appoints Grover F. Shugart, Jr. as agent of the Company for the purposes of consummating the transactions contemplated hereby and otherwise carrying out the terms of this Agreement, and taking for such entity all steps deemed necessary or advisable by Grover F. Shugart, Jr., in such capacity, for carrying out the terms of this Agreement. The Company acknowledges and agrees that BNP and the REIT, respectively, and their respective partners, officers, directors, employees, agents, advisors, accountants, and attorneys, may rely and act upon the action or omission to act of this appointed agent in carrying out the terms of this Agreement or in binding the Company to the terms of this Agreement in any way.

         4.6 Contributions of Assets. All personal property used by the Contributing Parties in the operation and management of the Property including but not limited to that listed on Schedule 4.6 will be transferred to BNP in conjunction with the Closing and as partial consideration for the transactions otherwise contemplated by this Agreement.

         4.7 Non-Compete Agreements. Each Contributing Party agrees not to, and warrants that no Affiliate will, directly or indirectly, build, purchase, acquire, own or manage any property (other than the Phase 3 property described in Section 4.8 below) competing with any business or property owned or managed by BNP (or any of its Affiliates) within a three-mile radius, without BNP's consent, for such period of time that the Contributors (assuming the redemption of the Contributors' Units for shares of the REIT's common stock) own (directly or indirectly), in the aggregate, more than 5% of the REIT's outstanding common stock.

         4.8 Future Development Rights. For so long as the Contributors beneficially own (directly or indirectly), in the aggregate, more than 5% of the REIT's outstanding securities (assuming the redemption of the Contributors' Units for shares of the REIT's common stock), BNP shall have a right of first refusal to acquire all future multi-family properties developed directly or indirectly by any Contributor, or any Affiliate thereof (a "Development Property") within a three-mile radius of the Property (such development being subject to the prior approval of BNP under Section 4.7 above). The Contributors shall not sell any Development Property without first offering BNP the option to purchase such Development Property on the same terms as offered to a third party. BNP shall have 30 days to decide whether or not to purchase such Development Property on such terms. If BNP declines to exercise this option, the Development Property may be sold within the next 180 days on terms no more favorable than those presented to BNP. If the Development Property is not sold within such 180-day period, BNP will again have a right of first refusal prior to any sale of the Development Property. The decision whether to exercise such

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option with respect to any Development Property shall be made by the REIT's board of directors on a case-by-case basis with any director that is a Contributor or Affiliated with a Contributor abstaining from such decision. Without limiting the foregoing, on and after the Closing Date, BNP shall have a right of first refusal to acquire any multi-family property developed on the land located adjacent to the Property and designated as "Phase 3" on Schedule
4.8 attached hereto. The Contributors shall not sell or transfer Phase 3 without first offering BNP the option to purchase such Phase on the same terms as offered to a third party. BNP shall have 30 days to decide whether or not to purchase such Phase on such terms. If BNP declines to exercise this option, Phase 3 may be sold within the next 180 days on terms no more favorable than those presented to BNP. If Phase 3 is not sold within such 180-day period, BNP will again have a right of first refusal prior to any sale of Phase 3. The decision whether to exercise such option with respect to Phase 3 shall be made by the REIT's board of directors with any director that is a Contributor or Affiliated with a Contributor abstaining from such decision.

         4.9 Excess Shares. If any Contributors are ever deemed to hold "Excess Shares" as defined in the Articles of Incorporation, the REIT will use reasonable efforts to try to enable such Contributors to keep such shares; provided that the REIT need not take any steps that would jeopardize its status as a REIT or that would require the REIT to issue additional securities.

         4.10 Assignment of Warranties and Builder's Warranty. The Contributing Parties will use their best efforts to cause the maker of any warranties benefiting the Property to consent to the transfer of the Interests if necessary to preserve the validity and enforceability of said warranties. In addition, the Contributors hereby make a standard builder's warranty in favor of BNP and its successors and assigns and for a period of one year from the Closing Date, warrant that the Improvements shall be free from defects. The Contributors, jointly and severally, shall be obligated to remedy any defects identified in one or more written notices given by BNP within such one-year period, and in the event that the Contributors fail to remedy any such defects, BNP may offset the cost of remedying the same pro rata against any distributions payable to the Contributors with respect to the Units pursuant to Section 8.6 of the BNP Partnership Agreement.

         4.11 Completion of Construction and Repairs. Schedule 4.11 lists all construction, repairs, renovations and similar work in progress at the Property as of the execution date of this Agreement. The Contributing Parties agree to complete or have completed on or before the Closing Date all work listed on
Schedule 4.11, as well as any additional repairs jointly agreed upon by BNP and the Contributing Parties during BNP's Investigation Period, at the Contributing Parties' sole cost and expense. Such work shall be completed to the reasonable satisfaction of BNP.

         4.12 Public Announcement. Except as otherwise required by law or regulatory agencies (including, without limitation, the Securities and Exchange Commission (the "SEC") and the American Stock Exchange), none of the parties hereto may make public announcements with respect to the transactions contemplated by this Agreement without the approval of the other parties, which approval may be withheld for any reason.

         4.13 Confidentiality. Each party hereto shall ensure that all confidential information which such party or any of its respective officers, directors, employees, counsel, agents or accountants may now possess or may hereafter create or obtain relating to the financial condition,


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results of operations, business, properties, assets, liabilities or future prospects of the other party, any Affiliate or subsidiary of the other party or any tenant, customer or supplier of such other party, or any such Affiliate or subsidiary, shall not be published, disclosed or made accessible by any of them to any other Person at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this sentence shall not apply: (i) to the extent that disclosure may otherwise be required by law; (ii) to the extent such information shall have otherwise become publicly available; or (iii) to disclosure by or on its behalf to its lender(s) for the purpose of obtaining financing in connection with the acquisition of the Property. In the event this Agreement is terminated, each party promptly will deliver or certify destruction to the other party all documents, work papers and other material (and any reproductions thereof) obtained by each party or on its behalf from such other party or its Affiliates or subsidiaries in connection with the subject transaction, whether so obtained before or after the execution hereof, and will itself not use any information so obtained and will use its good faith and diligent efforts to have any information so obtained kept confidential and not used in any way detrimental to such other party, subject to the limitations set forth above.

         4.14 Relationship of Parties. The parties agree that nothing contained herein shall constitute any party the agent or legal representative of the other (except as provided at Section 4.5 hereto) for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligations or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

         4.15 Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         4.16 Consent to Transfer of Interests and Termination of the Operating Agreement of the Company. Each Contributor agrees to and hereby does amend the operating agreement for the Company to allow for the transactions contemplated hereby and each Contributor consents to the transfer by the other Contributors of the Interests as herein contemplated. Each Contributor hereby irrevocably agrees to the termination of the operating agreement of the Company effective as of the Closing.

         4.17 Certain Expenses.

                  (a) If the Closing occurs, BNP shall pay for the costs of any owners title insurance policy or endorsements thereto and the costs of recording any deed or similar instrument in connection with the transaction contemplated under this Agreement. If BNP determines in its sole discretion that a new ALTA survey is necessary, then BNP shall be responsible for ordering the ALTA survey (at BNP's costs and in a form required by BNP); provided, however, that if a new ALTA survey is required by the lender under any financing to payoff and refinance the Outstanding Company Debt Financing, such costs shall be borne by the Company.

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                  (b) Whether or not the Closing occurs, BNP and the
Contributing Parties are each responsible for their respective legal fees and each Contributor shall be responsible for payment of his pro rata portion of legal fees associated with this transaction.



                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                              CONTRIBUTING PARTIES

         To induce BNP and the REIT to enter into this Agreement and the transactions contemplated hereby, unless otherwise indicated, each of the Contributing Parties jointly and severally represents and warrants that the statements contained in Article V are true, correct and complete on the date hereof and will be true, correct and complete on the Closing Date. It is the express intention and agreement of each of the Contributing Parties that the representations and warranties set forth in Article V shall survive the consummation of the transactions contemplated in this Agreement, but only to the extent expressly provided in Article X hereof.

         5.1 Consents. Except as disclosed on Schedule 5.1 attached hereto, to the Actual Knowledge of each Contributing Party, (i) no consents, approvals, waivers, notifications, acknowledgments or permissions which have not been obtained are required in order for any of the Contributing Parties to fully perform its, his or her respective obligations under this Agreement or which, if left unobtained at Closing and thereafter, would have a material adverse affect on the value, operation, occupation, use or development of the Property, and
(ii) the execution and delivery of this Agreement by the Contributing Parties and the consummation of the transactions contemplated hereby, including without limitation the execution of any related agreements, will not require the consent of, or any prior filing with or notice to or payment to, any governmental authority or other Person.

         5.2 Disclosure. To the Actual Knowledge of each of the Contributing Parties, the representations and warranties contained in this Agreement (including Schedules and Exhibits and documents or instruments delivered in connection herewith) or in any information, statement, certificate or agreement furnished or to be furnished to BNP by any of the Contributing Parties in connection with the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

         5.3 Absence of Conflicts. Except as set forth on Schedule 5.1 and
Schedule 5.3 attached hereto, to the Actual Knowledge of each Contributing Party, the execution, delivery and performance of this Agreement by the Contributing Parties and the consummation of the transactions contemplated hereby, including without limitation, the execution and delivery of any documents, instruments or agreements contemplated hereby, will not (after a lapse of time, due notice or otherwise) (a) conflict with, violate or result in any breach or default under (i) any provision of any operating agreement or organizational document of any of the Contributing Parties; (ii) any law, statute, rule or regulation of any administrative agency or governmental body, or any judgment, order, writ, stipulation, injunction, award or decree of any court, arbiter,


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administrative agency or governmental body to which the Contributing Parties or the Property are subject; or (iii) any indenture, agreement, instrument or other contract to which the Contributing Parties may be bound or relating to or affecting their assets (except for the documents and instruments evidencing and/or securing the Outstanding Company Debt Financing); or (b) except for the remedies imposed by the documents evidencing the Outstanding Company Debt Financing, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under or result in the creation or imposition of any Lien on the Property or related assets in accordance with the terms of this Agreement under any indenture, mortgage, contract, agreement, lease, sublease, license, sublicenses, franchise, permit, instrument of Indebtedness, security agreement or other undertaking or instrument to which the Contributing Parties may be bound or affected.

         5.4 Certification of Company Financial Statements. The Company Financial Statements are true, correct and complete in all material respects, are prepared in accordance either with generally acceptable accounting principles or federal income tax principles, consistently applied, and fairly present the financial condition of the Company.

         5.5 Power and Authority of Contributing Parties.

                  (a) Each of the Contributing Parties which is not an individual has been duly formed and is validly existing under the laws of its state of formation. All membership interests in the Company have been validly issued and fully paid. True, correct and complete copies of each of the operating agreements and other organizational documents, as applicable, of the Contributing Parties and all amendments thereto, and the minutes of any meetings of the members of the Contributing Parties, have been submitted to BNP prior to the date of this Agreement. Each of the Contributing Parties has full power and authority to own and operate its properties and to enter into and perform its obligations under this Agreement and the documents and instruments contemplated hereby to which they are a party, and the execution, delivery and performance of this Agreement have been duly authorized by all requisite actions on the part of each of the Contributing Parties. This Agreement constitutes, and the documents and instruments contemplated hereby and other instruments and documents to be executed and delivered by the Contributing Parties, as applicable, hereunder will, when executed, constitute the legal, valid and binding obligations of the Contributing Parties, respectively, enforceable against them in accordance with their respective terms. To the Actual Knowledge of each of the Contributing Parties, the Closing of this Agreement will effectuate the transfer of all of the ownership interests in the Company.

         5.6 Rent Roll and Leases. To the Actual Knowledge of each Contributing Party, the schedule of leases attached hereto as Schedule 5.6A (the "Schedule of Leases") is a true, correct and complete schedule of all leases, subleases and rights of occupancy in effect with respect to the Property (the "Leases"), and there have been no material changes to the Leases. Except as set forth on the Schedule of Leases, there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to the Property other than the Leases. True, correct and complete copies of the Leases, together with all amendments and supplements thereto and all other documents and correspondence relating thereto, have been delivered or made available to BNP and its agents.
Schedule 5.6A includes the rent roll information and is, as of the date shown thereon, true and correct in all material respects to the Actual Knowledge of each Contributing Party. To

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the Actual Knowledge of each of the Contributing Parties, the Schedule of Leases sets forth, as of such date, (i) a list of all tenants under the Leases, (ii) all arrearages owing from such tenants under such Leases (listed on delinquency and default reports attached to and made a part thereof), (iii) the expiration date of the term of such Leases, (iv) the rent the tenant under such Lease is currently obligated to pay, (v) the amount of any concession given in connection with any such Lease at any time, (vi) the current outstanding balances of any security deposits held pursuant to any Leases, (vii) any prepayments of rent by any tenant under any Lease of more than one (1) month in advance (excluding security deposits which are delineated on the list attached to the Schedule of Leases and made a part thereof) and (viii) each Contributing Party represents that to his or her Actual Knowledge, there are no rental concessions or abatements under a Lease applicable to any period subsequent to the Closing. Except as set forth on the Schedule of Leases, to the Actual Knowledge of the Contributing Parties, all such Leases are valid and enforceable and presently in full force and effect, and none of the Leases have been assigned. Except as set forth on Schedule 5.6B attached hereto, none of the Contributing Parties, or to the Actual Knowledge of each Contributing Party, any lessee under any Lease, is in default under such Lease, and to the Actual Knowledge of each Contributing Party, there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise or on the earnings, business affairs or business prospects of any of the Contributing Parties or the Property. Except as disclosed on Schedule 5.6B attached hereto, to the Actual Knowledge of each of the Contributing Parties, the consummation of the transactions contemplated by this Agreement will not give rise to any breach, default or event of default under any of the Leases. Each of the Leases is assignable by the Company and none of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Property is currently being managed by BNP. The Contributing Parties shall not be liable for a breach of this Section 5.6 based on a failure to disclose if the fact or facts that were not disclosed is or are within the Actual Knowledge of BNP, obtained in connection with its duties as property manager of the Property.

         5.7 No Contracts. No agreements, undertakings or contracts (the "Contracts") affecting the Property or the Company, written or oral, will be in existence as of the Closing, except as set forth on Schedule 5.7, Schedule 3.1(a)(i), Schedule 5.6A and Schedule 5.19 attached hereto, all of which must have been approved by BNP in writing.

         5.8 Liabilities; Indebtedness. Except for the Outstanding Company Debt Financing, the Leases, the liabilities expressly assumed by BNP under the provisions of this Agreement, including the operating agreements listed on
Schedule 5.19 which are assumed by BNP hereunder, and those liabilities disclosed to BNP in writing on Schedule 5.8 hereto, the Company has not incurred any Indebtedness except in each instance for trade payables and any other customary and ordinary expenses in the ordinary course of business that will be paid and discharged in full by the Company as of the Closing.

         5.9 Insurance. The Company currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Property and its businesses as set forth on Schedule 5.9 attached hereto. All such insurance coverage shall be

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maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

         5.10 Personal Property. All equipment, fixtures and personal property located at or on the Property, which is owned or leased by the Company shall remain at the Property and shall not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business. The personal property of the Company is not subject to any Liens except for Permitted Liens.

         5.11 Claims or Litigation. Except as set forth on Schedule 5.11 attached hereto, none of the Contributing Parties has received notice of any claim, demand, suit or unfiled Lien against the Contributing Parties or the Property nor to any of the Contributing Parties' Actual Knowledge has any proceeding or litigation of any kind, pending or outstanding, been filed before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, and, to the Actual Knowledge of any of the Contributing Parties, no order, judgment, injunction or decree of any court, tribunal or other governmental authority has been filed against the Contributing Parties or the Property or, to the Actual Knowledge of any of the Contributing Parties, threatened, or likely to be made or instituted, which would have a materially adverse affect on the business or financial condition of any of the Contributing Parties or the Property or would interfere with a Contributing Party's ability to execute or deliver or perform its obligations under this Agreement or in any way be binding upon BNP or affect or limit BNP's full use and enjoyment of the Property.

         5.12 Hazardous Substances. Each of the Contributing Parties represents, to its, his or her Actual Knowledge, that (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to BNP by the Contributing Parties and in the environmental assessments of the Property conducted on behalf of BNP (the "Environmental Assessments"), as of the Closing Date, the Contributing Parties have not generated, stored, released, discharged or disposed of hazardous substances or hazardous wastes at, upon or from the Property in violation of any Environmental Law, order, judgment or decree or permit, or in connection with which remedial action would be required under any Environmental Law, order, judgment, decree or permit. To the Actual Knowledge of each of the Contributing Parties, (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to BNP by the Contributing Parties or in the Environmental Assessments, as of the Closing Date, no hazardous substances or hazardous wastes have otherwise been generated, stored, released, discharged or disposed of from, at or upon the Property in violation of any Environmental Law. To the Actual Knowledge of each of the Contributing Parties, (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to BNP by the Contributing Parties or in the Environmental Assessments, as of the Closing Date, no underground storage tanks are located on the Property. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radioactive materials and any regulated substances under any Environmental Law, regulation or ordinance.

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         5.13 Compliance with Laws. The Contributing Parties possess such certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business to be conducted by them (other than any environmental certification, authorities or permits required by state or federal agencies to be obtained by tenants of the Property) and none of the Contributing Parties has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of the Contributing Parties or the Property, as applicable. To the Actual Knowledge of each of the Contributing Parties, there is no existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting any of the Contributing Parties or the Property that would have a material, adverse effect on the financial condition, business or prospects of any of the Contributing Parties or the Property. Except as otherwise disclosed to BNP in writing, to the Actual Knowledge of each of the Contributing Parties, there has been no material misstatement of a fact or misrepresentation of a fact herein or in any other written document submitted by any of the Contributing Parties to BNP. Except as otherwise disclosed to BNP in writing, to the Actual Knowledge of each of the Contributing Parties, there are no zoning, environmental or other land use regulation proceedings instituted against the Property that would materially, adversely affect the use, occupancy or operation of the Property. To the Actual Knowledge of each of the Contributing Parties, the Company has obtained all material licenses, permits, certificates and authorization necessary to conduct its business.

         5.14 Employees. The Company does not presently have any employees nor has the Company ever had any employees.

         5.15 Condemnation and Moratoria. Except as set forth at Schedule 5.15, to the Actual Knowledge of each of the Contributing Parties, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Property; (ii) no pending or threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of Improvements, including without limitation tenant Improvements, which affect or would affect any portion of the Property; and
(iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district, and to the Actual Knowledge of each of the Contributing Parties, there are no graveyards or burial grounds located within the Property. BNP shall be entitled to all compensation received from any governmental authority relating to the proceedings or negotiations described at
Schedule 5.15.

         5.16 Condition of Improvements. Except as set forth on Schedule 5.16 attached hereto, to the Actual Knowledge of each of the Contributing Parties after reasonable inquiry, (x) as of the date hereof and (y) except as otherwise disclosed to BNP during the due diligence process related to the Property by its independent engineers or others conducting such due diligence, as of the Closing Date, there is no material defect in the condition of (i) the Property, (ii) the Improvements thereon, (iii) the roof, foundation, load-bearing walls or other structural elements thereof, (iv) any drainage or soil condition of any nature, or (v) the mechanical, electrical, plumbing and safety

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systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the Improvements currently thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All vacant apartments within the Improvements shall be in rentable condition as of the Closing Date.

         5.17 Taxes. Except as set forth on Schedule 5.17 attached hereto and the ad valorem taxes assessed on the Property, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of the Contributing Parties or the Property have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) to the Actual Knowledge of each of the Contributing Parties, there is no action, suit or proceeding pending against or threatened with respect to any of the Contributing Parties or the Property in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. True, correct and complete copies of all federal, state and local income and other tax returns filed by the Company have been provided to BNP by the Contributors. None of the Contributing Parties nor any of their respective federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority. None of the Contributing Parties has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

         5.18 Management Agreements. All management, leasing, development or service and similar agreements in effect entered into by any of the Contributing Parties or any Affiliates of the Contributing Parties relating to the Property are described on Schedule 5.18 attached hereto (collectively, the "Management and Leasing Agreements"), and other than those approved by BNP in writing, all such Management and Leasing Agreements relating to the Property shall be terminated as of the Closing Date and thereafter shall be void and of no further force and effect.

         5.19 Operating Agreements. True, complete and correct copies of all agreements pertaining to the operation of the Property as of the date hereof (collectively, the "Existing Operating Agreements") have been provided or made available to BNP. The Existing Operating Agreements are, to the Actual Knowledge of each of the Contributing Parties, in full force and effect, the Company is not in default of any of its material obligations under any of such Existing Operating Agreements, and except for those set forth on Schedule 5.19 attached hereto, all Existing Operating Agreements are terminable on not more than thirty
(30) days prior written notice and without payment of any penalty. At the Closing with respect to the Property, true, complete and correct copies of such Existing Operating Agreements shall have been provided or made available to BNP and, to the Actual Knowledge of each of the Contributing Parties, the Existing Operating Agreements shall be, unless otherwise described in writing to BNP or except as otherwise provided herein, (i) in full force and effect and (ii) free from any default by the Company of any of its material obligations under any of them. The Contributing Parties shall advise BNP immediately of any default by any party to an Existing Operating Agreement. BNP does not assume any obligation under any Existing Operating Agreement for acts or omissions which occur prior to Closing.

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         5.20 Absence of Certain Changes. Since December 31, 2003, except as otherwise set forth in this Agreement, to the Actual Knowledge of each of the Contributing Parties, there has not been with respect to the Company:

                  (i) any material adverse change in the financial condition of the Company;

                  (ii) any adverse change in the condition of the property, business or liabilities of the Company except normal and usual changes in the ordinary course of business which have not been materially adverse;

                  (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

                  (iv) any sale, abandonment or other disposition by the Company of any interest in the Property, or of any personal property owned by the Company, other than in the ordinary course of the Company's business;

                  (v) any change in the accounting methods or practices by the Company or in depreciation or amortization policies theretofore used or adopted;

                  (vi) any material contractual liability incurred by the Company, contingent or otherwise, other than for operating expenses, obligations under executory contracts incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

                  (vii) any other material adverse change in the business of the Company or the Property.

         5.21 Tradename. There have never been any Liens or pending or threatened third-party claims for infringement or unlawful use of the tradename used by the Company, and to the Actual Knowledge of each of the Contributing Parties the Company has the right to sell, transfer, assign and convey such tradename to BNP, provided, however, no party has filed for any protection under federal or state trademark laws and no Contributing Party has taken any steps other than use to secure any common law proprietary interest in such tradename.

         5.22 Title. The Company has good and marketable fee simple title to the Property, and as of Closing there will be no Liens or other defects of title except Permitted Liens.

         5.23 Certain Liens. All labor and services performed and materials furnished to the Property have been paid for in full and to the best of the Contributing Parties' knowledge, there exists no basis for which a mechanic's, materialman's or similar Lien can properly be claimed against the Property or any part thereof.

         5.24 Physical Condition of Property. The Improvements and the rights of way and easements on, over and across the Property remain as shown on the foundation as-built survey prepared by Evans Engineering Inc. dated June 19, 2003 (last revised September 22, 2003).

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                                   ARTICLE VI
                       REPRESENTATION OF THE CONTRIBUTORS

Each Contributor hereby represents and warrants to BNP and the REIT as follows:

                  (i) Contributor will be acquiring the Units to be received by him or her for his or her own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the "Act");

                  (ii) Contributor understands that the Units to be issued to such Contributor will not be registered under the Act, or the securities laws of any state ("Blue Sky Laws") by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that the REIT's and that BNP's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor;

                  (iii) Subject to the rights and obligations of the Registration Rights Agreement, Contributor understands that, for the reasons set forth in subparagraph (ii) above, the Units may not be offered, sold, transferred, pledged, or otherwise disposed of by Contributor except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the SEC to the effect that a proposed transfer of the Units (or shares of Common Stock issued upon exchange of the Units) may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon BNP or the REIT, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to BNP or the REIT, as the case may be, to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, Contributor must bear the economic risk of an investment in the Units (and the shares of Common Stock issued upon exchange of the Units) for an indefinite period of time;

                  (iv) Contributor is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act;

                  (v) Contributor understands that an investment in BNP and the REIT involves substantial risks; and Contributor has had the opportunity to review all documents and information which it has requested concerning its investment in BNP and the REIT and has had the opportunity to ask questions of the management of BNP and the REIT, which questions, if any, were answered to its satisfaction;

                  (vi) Contributor understands that any document that evidences the Units (and any unregistered shares of Common Stock issued upon exchange of the Units) will bear a legend substantially to the effect of the following:

                      The securities represented by this document have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any

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

                      state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to BNP Residential Properties Limited Partnership that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.

         and that BNP or the REIT, as the case may be, reserves the right to place a stop order against the transfer of the Units (and any unregistered shares of Common Stock issued upon exchange of the Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend; and

                  (vii) The address set forth under Contributor's name in
         Schedule 11.1 is the address of the Contributor's principal residence or principal place of business.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                               OF BNP AND THE REIT

         To induce the Contributing Parties to enter into this Agreement and the transactions contemplated hereby, BNP and the REIT hereby represents and warrants to the Contributing Parties that the statements contained in this
Article VII are true, correct and complete as of the date hereof and will be true, correct and complete on the Closing Date. It is the express intention and agreement of BNP that the foregoing representations and warranties shall survive the consummation of the transactions contemplated in this Agreement, but only to the extent expressly provided in Article X hereof.

         7.1 Organization and Authority.

                  (a) BNP has been duly formed and is validly existing as a Delaware limited partnership and is duly qualified or licensed to transact business as a foreign partnership in good standing in the states of the United States where the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on BNP. BNP has all power and authority under its Partnership Agreement and its certificate of limited partnership to enter into this Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by BNP and to perform its obligations hereunder and thereunder.

                  (b) The REIT has been duly formed and is validly existing as a Maryland corporation and has elected under the Code to be treated as a real estate investment trust, and is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not


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

reasonably likely to have, individually or in the aggregate, a material adverse effect on the REIT. The REIT has all power and authority under its organizational documents to enter into this Agreement and such other documents as are required hereby to be executed by it.

         7.2 Binding Obligation. The execution and delivery of this Agreement and the documents required to be executed by BNP or the REIT hereunder and thereof, and the performance of its obligations under this Agreement have been duly authorized by all requisite partnership action, and this Agreement have been, and such documents will on the Closing Date have been, duly executed and delivered by BNP or the REIT. This Agreement and the related documents executed by BNP or the REIT will constitute the valid and binding obligation of BNP or the REIT enforceable in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally.

         7.3 Partnership Agreement. The BNP Partnership Agreement as in effect on the Closing Date shall be substantially in the form as shown at Exhibit 7.3; provided, however, that BNP shall be able to amend the BNP Partnership Agreement in the ordinary course of business from the date hereof to the Closing Date.

         7.4 Disclosure. To the Actual Knowledge of BNP or the REIT, the representations and warranties contained in this Agreement (including Schedules and Exhibits and documents or instruments delivered in connection herewith) or in any information, statement, certificate or agreement furnished or to be furnished to any of the Contributing Parties by BNP or the REIT in connection with the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

         7.5 SEC Reports. The REIT's annual report on Form 10-K for the year ended December 31, 2003, and each subsequently filed report under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "BNP Reports") were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by BNP under either the Act or Section 13(a) of the Securities Exchange Act of 1934, as amended, complied as to form in all material respects with the applicable requirements of such securities laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No material adverse change in the financial condition, business operations or properties of BNP has occurred that would render any material statement made in any of the BNP Reports materially untrue or misleading.

         7.6 REIT Status. The REIT is organized and operates and will continue to operate in a manner so as to qualify as a "real estate investment trust" under Section 856 thorough 860 of the Code. The REIT has elected, and will continue to elect, to be taxed as a "real estate investment trust" under the Code.

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

                                  ARTICLE VIII
                            CONDITIONS TO CLOSING AND
                           DUE DILIGENCE INVESTIGATION

         8.1 Conditions to Obligations of BNP and the REIT. The obligations of BNP and the REIT to consummate the Closing and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BNP and the REIT pursuant to Section 11.9:

                  (a) Representations and Warranties of the Contributing Parties. All of the representations and warranties of the Contributing Parties shall be true and correct in all material respects as of the Closing Date.

                  (b) Performance of Covenants. Each and all of the covenants of the Contributing Parties to be performed pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

                  (c) Termination of Management Contracts. BNP shall have the unconditional right to manage the Property.

                  (d) No Material Adverse Change to Property. There shall have been no material adverse change in the condition, financial or otherwise, of the Property, or the business prospects of the Property from the date hereof.

                  (e) Due Diligence. BNP shall have determined in its sole discretion following its due diligence investigation provided for at Section 8.3 that the Property is satisfactory for purchase or operation.

                  (f) Performance of Obligations. The Company shall have performed all of its obligations under the Contracts, the Leases, the Permitted Liens and any mortgages relating to the Property.

                  (g) Payment of Charges and Assessments. All charges and assessments (other than ad valorem property taxes for the year of Closing) for sewer, water, streets, sidewalks, and similar Improvements by any governmental authority affecting the Property, to the extent due and payable prior to Closing, shall have been paid.

                  (h) Authorizations. BNP shall have no obligation to close the transactions contemplated hereby if BNP shall not have received by the Closing all necessary and appropriate licenses, permits, approvals and authorizations (collectively, the "Authorizations") from all governmental agencies, authorities, boards, commissions, departments and bodies having or claiming to have jurisdiction over the Property; provided that BNP has used its best efforts to obtain the Authorizations.

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

                  (i) Zoning. There shall be no actual or threatened easement, zoning ordinance or use regulation, statute, ordinance, law, juridical decision, official or unofficial policy, restriction or reservation which may prohibit or impair (and there shall be no pending or threatened litigation which may prohibit or impair) BNP's use and operation of the Property.

                  (j) Outstanding Company Debt Financing. The Outstanding Company Debt Financing shall not exceed $5,700,000. BNP shall have no obligation to close the transactions contemplated herein if BNP determines that it is unable to assume the Outstanding Company Debt Financing upon terms acceptable to BNP and it is unable to secure a commitment for financing to payoff and refinance the Outstanding Company Debt Financing upon terms acceptable to BNP, including without limitation a commitment that the lender close simultaneously with the Closing.

                  (k) Closing of Other Properties. Simultaneously with the Closing, BNP and the REIT shall close the acquisition of the Other Properties (defined below) pursuant to the terms of the exchange agreements between BNP and the REIT and the contributors of the Other Properties each executed as of the date hereof. For purposes of this Agreement, the term "Other Properties" shall mean those apartment communities (other than the Property) described on Schedule
8.1 attached hereto and made a part hereof.

         8.2 Conditions to Obligations of the Contributing Parties. The obligations of the Contributing Parties to consummate the Closing and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Contributing Parties pursuant to
Section 11.9.

                  (a) Representations and Warranties of BNP and the REIT. All of the representations and warranties of BNP and the REIT shall be true and correct in all material respects as of the Closing Date.

                  (b) Performance of Covenants. Each and all of the covenants of BNP and the REIT to be performed pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

                  (c) No Material Adverse Change to the REIT. The Contributing Parties shall have no obligation to close the transactions contemplated hereby if there has been a material adverse change in the financial condition of the REIT from the date hereof; provided that a decrease in the market price of the REIT's Common Stock shall not be deemed a "material adverse change."

         8.3 BNP Investigation Period. For a period of sixty (60) calendar days after the execution date of this Agreement (the "Investigation Period") BNP, at its own expense, shall have the right, but not the obligation, to perform due diligence on the Property and of the Company, including but not limited to the following procedures:

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

                  (a) Physical. Inspect all physical aspects of the Property, including inspections of all apartment units at the Property and including all systems, components and service contracts. Contributor agrees to supply BNP with "as-built" plans, specifications and surveys with respect to the Property.

                  (b) Regulatory. Investigate all zoning, code and governmental requirements, including the review of certificates of occupancy and licenses, all of which shall be provided by the Contributing Parties.

                  (c) Environmental. Review and perform Phase I and Phase II audits and other environmental studies. If, in BNP's sole discretion, a Phase II investigation is warranted with respect to the Property, the Investigation Period will automatically extend by thirty (30) days (it being understood that the due diligence review with respect to the non-Phase II properties shall be deemed completed at the end of the initial 30-day Investigation Period).

                  (d) Title. Review preliminary title reports and surveys.

                  (e) Lease and Tenant Information. Review copies of leases, rental agreements and contracts, together with any modifications or amendments therein pertaining to the operation of the Property.

                  (f) Books and Records. Obtain the Company Financial Statements; verify financial information from all accounting books and records since the inception of the Contributing Parties' ownership; review any other information and documents in the Contributing Parties' possession or control and pertaining to the Contributing Parties' ownership and operation of the Property including all tax records (collectively, the "Records").

                  Without limitation of the foregoing, within ten (10) days after the execution of this Agreement, the Contributing Parties agree to deliver to BNP true and correct copies of the following documents, to the extent not delivered prior to the date of this Agreement: (i) Leases, (ii) architectural, structural, mechanical and electrical "as built" plans and specifications for the Improvements, (iii) building permits and certificates of occupancy, (iv) existing surveys, title policy, (v) appraisals, soil and engineering studies and other reports relating to the Property, (vi) debt documents representing the Outstanding Company Debt Financing and any other Indebtedness affecting the Property, (vii) all Contracts affecting the Property, the Company, (viii) organizational documents of each Contributing Party that is not an individual,
(ix) documentation regarding security and other deposits and accounts receivable; (x) all warranties and guaranties reasonably available from any contractors, subcontractors, vendors and suppliers relating to their performance, quality of workmanship and quality of materials supplied in connection with the construction, development, installation and operation of any and all fixtures, equipment, items of personal property and Improvements located in or used in connection with the Property, and (xi) any other documents or materials related to the Property, the Company reasonably requested by BNP.

                  The Contributing Parties covenant and agree that it shall provide BNP with access to all Records in the Contributing Parties' possession and control. BNP shall conduct all of its property inspections in a manner not disruptive to the tenants or to the operation of the Property.

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

                  The Contributing Parties will cooperate with BNP before and after Closing in providing such information as BNP may reasonably require to prepare Form 8-K filings and such other reports and filings as may be required by any governmental authority, or securities exchange; provided that the Contributing Parties shall have no obligation to obtain at their expense audited financial statements of the Company.



                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination.

                  (a) BNP may terminate this Agreement without liability and without waiving any of its rights at law or in equity by giving notice to the Contributors at any time prior to the Closing:

                           (i) If any one of the Contributing Parties is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect;

                           (ii) If any of the exchange agreements for the Other Properties is terminated by BNP pursuant to Section 9.1 of the applicable exchange agreement;

                           (iii) If the Closing under this Agreement or the closing of any of the Other Properties under such Other Property's applicable exchange agreement shall not have occurred on or before March 31, 2005 by reason of any condition precedent in Section 8.1 of this Agreement or the applicable exchange agreement not being fulfilled (unless the failure results from BNP itself breaching any representation, warranty or covenant contained in this Agreement or other applicable exchange agreement); or

                           (iv) If BNP has not been satisfied in its reasonable discretion, exercised in good faith at any time prior to expiration of the Investigation Period, with the results of its due diligence review of information concerning the Property and the Company.

                  (b) Any Contributor may terminate this Agreement without liability and without waiving any of their respective rights at law or in equity by giving notice to BNP at any time prior to the Closing:

                           (i) If BNP is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect; or

                           (ii) If the Closing shall not have occurred on or before March 31, 2005 by reason of any condition precedent in Section
         8.2 not being fulfilled (unless the failure results from any of the Contributing Parties breaching any representation, warranty, or covenant contained in this Agreement).

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

                  (c) Either BNP or the Contributing Parties may terminate this Agreement if the Closing shall not have occurred by March 31, 2005 if the failure to close on or before such date is not caused by a breach of this Agreement by the party electing to terminate pursuant to this Section 9.1(c); provided, however, that BNP may in its sole discretion at its option extend this date by three (3) month intervals if the Closing has not occurred by such date because of the failure to obtain lenders' consents to the refinancing of the Outstanding Company Debt Financing by such date or the failure of other conditions precedent that are being diligently pursued by the parties.

         9.2. Effect of Non-Complying Contributor. BNP may, in its sole discretion, elect not to complete the acquisition of Interests of any Contributor with an identified breach of (and failure to cure within any relevant grace or cure period) this Agreement (any such Contributor being hereafter referred to as a "Non-Complying Contributor"), in which case BNP shall, in lieu of the issuance of Units to such Contributor pursuant to Section
2.1 return such Contributor's Closing Documents and any other agreements or instruments executed in connection with the transactions contemplated thereby (the "Ancillary Documents") to such Contributor. The election of BNP not to acquire the Interests of a particular Non-Complying Contributor shall not affect the obligations of any other Contributor hereunder, including any other Non-Complying Contributor.

         9.3 Expenses.

                  (a) In the event the Contributors elect not to proceed with the Closing for any reason other than as provided in Section 9.1(b) and (c) hereof and BNP either (i) elects not to seek specific performance or (ii) seeks but is unable to obtain specific performance, the Contributors agree to pay to BNP a sum equal to BNP's and the REIT's actual out-of-pocket expenses incurred in connection with the transactions contemplated hereby up to a maximum amount of $150,000 plus liquidated damages equal to $50,000 as its sole and exclusive remedy.

                  (b) In the event BNP elects not to proceed with the Closing for any reason other than as provided in Section 9.1(a) or (c) hereof, BNP agrees to pay to the Contributors, as its sole and exclusive remedy hereunder, actual out-of-pocket expenses not to exceed $25,000.

                  (c) The payment of sums due under this Section 9.3 shall be made within two (2) business days of such election not to proceed with the Closing. Each party acknowledges to the other that each has incurred and will incur, substantial expenses in performing their respective preliminary underwriting and investigations concerning the transactions contemplated hereby and that adequate consideration exists for the foregoing agreements.

         9.4 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.3, Section 4.13, Article X and Article XI shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching party from liability from any breach by that party of this Agreement.

                                    ARTICLE X
                                    INDEMNITY

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

         10.1 Representations and Warranties of each of the Contributors. Each of the Contributors hereby agrees, for himself or herself and his or her successors and assigns, to indemnify, defend and hold both BNP and the REIT harmless from and against any and all damage, cause of action, action, proceeding, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by either BNP or the REIT as a result of any of the following: any untruth, inaccuracy or breach of any of the representations, warranties or covenants made by a Contributing Party herein. It is the express intention and agreement of the parties that the foregoing indemnity shall survive the consummation of the transactions contemplated in this Agreement. Notwithstanding any other provision herein and except for Claims made regarding a breach of the covenants and warranties set forth at Sections 4.7 and 4.8, no Contributor shall have any liability for any Claim that is asserted more than twelve (12) calendar months after the Closing Date (except with respect to any Claim asserted because of the untruth, inaccuracy or breach of Section 5.17 (a "Tax Claim"), the time limitation for such a claim shall be 90 days following the expiration of the statute of limitations for the assertion by third parties (including regulatory authorities) applicable to the Tax Claim).

         10.2 Intentionally omitted.

         10.3 Arbitration. Any dispute, claim or controversy between BNP and any Contributor as to liability of any Contributor shall be settled by arbitration in accordance with this Section 10.3. Each of BNP and the Contributors (by a vote of majority thereof) shall appoint an arbitrator, and the two arbitrators so appointed shall promptly select a third arbitrator. Within thirty (30) days of the completion of such appointments, the parties shall submit to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Charlotte, North Carolina. Notwithstanding anything to the contrary herein, the arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute or controversy resolved by arbitration under this Section 10.3. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction and shall be binding upon the parties.

         Except in the case of Tax Claims, any Claim of which notice is delivered to a Contributor by BNP shall be submitted to arbitration within eighteen (18) months of the date hereof unless such Claim involves the liquidation of a claim held by or asserted by a third party in which case arbitration proceedings may be instituted at any time up to six months following the final determination or liquidation of such Claim by such third party.

         10.4 Representations and Warranties of BNP. Each of BNP and the REIT hereby agrees, for itself and its successors and assigns, to indemnify, defend and hold each Contributor harmless from and against any Claim suffered or incurred by such Contributor as a result of any of the following: any untruth, inaccuracy or breach of any of the representations, warranties or covenants made by BNP or the REIT herein. It is the express intention and agreement of the parties that the foregoing indemnity shall survive the consummation of the transactions contemplated in this Agreement; provided, however, that neither BNP nor the REIT shall have any liability for expenses, damages, losses, costs or liability incurred by any Contributor with respect to any Claim described in this Section 10.4 which arises or is asserted more than twelve (12) calendar months after the Closing Date.

         10.5 Notice to Indemnitors. Any party entitled to indemnification under this Agreement (the "Indemnified Party") shall, within ten (10) days after the receipt of notice of the assertion or imposition of any Claim (but in no event later than ten (10) days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the receipt of existence of such claim. The omission of the Indemnified Party to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of this Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, which notice shall be given within thirty (30) days of its receipt of such notice from such Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not wish to assume the defense, conduct or settlement of any claim, the Indemnified Party shall not settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 10.5 shall be construed to mean that either BNP or any of the Contributors shall be responsible for any obligations, acts or omissions of the other prior to Closing, except for those obligations and liabilities expressly assumed by BNP or the Contributors pursuant to this Agreement.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Notices. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service, certified mail, return receipt requested, or by telecopy to the address or telecopy number set forth below for the respective parties. All notices and demands so given shall be effective upon the delivery of the same to the party to whom notice or a demand is given, if personally delivered, or if sent by telecopy. If notice is by deposit with an express courier service, it shall be effective on the day following such deposit or, if notice is sent by certified mail, return receipt requested, it shall be effective upon receipt.

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

         NOTICES TO THE CONTRIBUTING PARTIES:

                  To the Contributing Parties, to the addressee indicated on
Schedule 11.1 attached hereto.

         with copies to:

                  Ronald A. Matamoros
                  Blanco Tackabery Combs & Matamoros, P.A.
                  Stratford Point Building
                  Suite 500
                  110 South Stratford Road
                  Winston-Salem, North Carolina 27104-4214
                  Telephone: (336)761-1250
                  Telefax: (336)761-1530

         NOTICES TO BNP:

                  BNP RESIDENTIAL PROPERTIES, INC.
                  301 South College Street, Suite 3850
                  Charlotte, North Carolina 28202-6032
                  Attention: Philip S. Payne
                  Telephone:  (704) 944-2020
                  Telefax:      (704) 944-2039

         with copies to:

                  BNP RESIDENTIAL PROPERTIES, INC.
                  301 South College Street, Suite 3850
                  Charlotte, North Carolina 28202-6032
                  Attention: Eric S. Rohm
                  Telephone:  (704) 944-2023
                  Telefax:      (704) 944-2039

                  ALSTON & BIRD LLP
                  3201 Beechleaf Court, Suite 600
                  Raleigh, North Carolina  27604-1062
                  Attention: Robert H. Bergdolt
                  Telephone:    (919) 862-2216
                  Telefax:      (919) 862-2260

No notice required or permitted under this Agreement need be sent to any Contributing Party in more than one legal capacity unless such notice relates to such Contributing Party in that legal capacity.

         11.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.4 Assigns. This Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, or other successors in interest of the REIT and BNP. This Agreement shall be binding upon and inure to the benefit of any and all respective successors, assigns, personal representatives, executors, or other successors in interest of the Contributing Parties; provided, however, that none of the Contributing Parties shall assign its rights or delegate its obligations hereunder without the prior written consent of BNP, which may be withheld for any reason. Neither BNP nor the REIT shall assign its rights or delegate its obligations hereunder without the prior written consent of the Contributing Parties. This Agreement shall not confer any rights or remedies upon any Person other than BNP, the REIT, the Contributing Parties and their respective successors and permitted assigns.

         11.5 Remedies. In the event that any party defaults or fails to perform any of the conditions or obligations of such party under this Agreement or any other agreement, document or instrument executed in connection with this Agreement, or in the event that any such party's representations or warranties contained herein or in any such other agreement, document or instrument are not true and correct as of the date hereof and as of the Closing Date, any other party shall be entitled to exercise any and all rights and remedies available to it by or pursuant to this Agreement, documents or instruments contemplated hereby or at law (statutory or common) or in equity subject to the limitation on liability set forth herein; provided, however, that in the event of a Closing of the transactions contemplated by this Agreement, the rights and remedies of each party shall be limited to the rights contained in Article X of this Agreement.

         11.6 Captions. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.

         11.7 Exhibits and Schedules. All exhibits and schedules referred to in this Agreement and attached hereto shall be deemed and construed as part of this Agreement and for all purposes all such exhibits and schedules are hereby specifically incorporated herein by reference.

         11.8 Entire Agreement. This Agreement and the Registration Rights Agreement supersede all prior agreements and representations whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement among the Parties hereto) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

         11.9 Amendments and Waiver. No change, amendment, qualification, cancellation or termination hereof shall be effective unless in writing and duly executed by each of the parties hereto. No failure of any party to enforce any provisions hereof or to resort to any remedy or to exercise any one or more of alternate remedies and no delay in enforcing, resorting to or exercising any remedy shall constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof or to resort to any one or more of such rights or remedies on account of any such ground then existing or which may subsequently occur.

         11.10 Construction. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

         11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.


                             BNP RESIDENTIAL PROPERTIES, INC.


                                 By:  /s/ D. Scott Wilkerson
                                      ------------------------------
                                      D. Scott Wilkerson
                                      President



                             BNP RESIDENTIAL PROPERTIES LIMITED PARTNERSHIP

                               By:    BNP Residential Properties, Inc.,
                                      General Partner


                                    By: /s/ D. Scott Wilkerson
                                        -----------------------------
                                          D. Scott Wilkerson
                                          President

Separate signature page to Exchange Agreement.

                                  LAUREL SPRINGS II, LLC, a
                                  North Carolina limited
                                  liability company



                                  By: /s/ Grover F. Shugart, Jr.
                                  Name:   Grover F. Shugart, Jr.
                                  Title:  Member/Manager

 Separate signature page to Exchange Agreement.


                                      /s/ Brian D. Shugart
                                    ----------------------------
                                    Brian D. Shugart

Separate signature page to Exchange Agreement.


                                  Family Homes, LLC

                                  By: /s/ Grover F. Shugart, Jr.
                                  Name:   Grover F. Shugart, Jr.
                                  Title:  Member/Manager

                         LIST OF SCHEDULES AND EXHIBITS

Schedule A                 Company Ownership Interest
Schedule B                 Descriptive Property Exhibit
Schedule C                 Form of Assignment
Schedule 3.1(a)(i)         Outstanding Company Debt Financing
Schedule 4.6               Personal Property of Contributing Parties
Schedule 4.8               Phase 3 Right of First Refusal
Schedule 4.11              Construction and Repairs
Schedule 5.1               Required Consents
Schedule 5.3               Conflicts
Schedule 5.6A              Schedule of Leases
Schedule 5.6B              Lease Defaults
Schedule 5.7               Contracts
Schedule 5.8               Assumed Liabilities
Schedule 5.9               Insurance
Schedule 5.11              Claims or Litigation
Schedule 5.15              Condemnation and Moratoria
Schedule 5.17              Taxes
Schedule 5.18              Management and Leasing Agreements
Schedule 5.19              Operating Agreements - Exceptions to Termination
Schedule 8.1               Other Properties
Schedule 11.1              Addresses of Contributing Parties

                                    EXHIBITS
Exhibit 7.3                Partnership Agreement